EXHIBIT 24

GRUBB & ELLIS COMPANY
POWER OF ATTORNEY

ANNUAL REPORT ON FORM 10-K

Each of the undersigned, being a director of Grubb & Ellis Company, a Delaware corporation (the “Company”), hereby constitutes and appoints each of Brian D. Parker and Donald D. Olinger, jointly and severally, his Attorney-in-Fact, with full power of substitution, to execute for and on behalf of the undersigned and file with the Securities and Exchange Commission, in his capacity as director of the Company, the Company’s Annual Report on Form 10-K for the fiscal year ending June 30, 2003 and any and all amendments or supplements thereto, and any and all instruments or documents filed as part of or in conjunction with such Annual Report or amendments or supplements thereto, and hereby ratifies all that said Attorneys-in-Fact or any of them may do or cause to be done by virtue hereof.

This instrument may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which shall constitute, collectively, one instrument.

IN WITNESS WHEREOF, each of the undersigned has signed this Power of Attorney on the 29th day of September 2003.

/s/ R. David Anacker R. David Anacker	/s/ C. Michael Kojaian C. Michael Kojaian

/s/ Anthony G. Antone Anthony G. Antone	/s/ Rodger D. Young Rodger D. Young